Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces Third Quarter 2025 Financial Results

EWING, N.J. – November 6, 2025 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the third quarter ended September 30, 2025.

“We continue to be energized by the opportunities ahead for the OLED industry and the unfolding IT and automotive capex cycle. Third-quarter results reflect timing shifts, including customer pull-ins earlier in the year and a one-time out-of-period adjustment. We are confident that our technology leadership, strong business model and deep customer partnerships continue to position us to capture growth across this expanding market,” said Brian Millard, Chief Financial Officer and Treasurer of Universal Display Corporation. “From pioneering research to high-volume commercialization, we continue to push the boundaries of OLED technologies and materials. Looking forward, we are focused on accelerating innovation, broadening our solutions and services and supporting OLED adoption across an ever-widening range of applications.”

Financial Highlights for the Third Quarter of 2025

•
Total revenue in the third quarter of 2025 was $139.6 million as compared to $161.6 million in the third quarter of 2024.
•
Revenue from material sales was $82.6 million in the third quarter of 2025 as compared to $83.4 million in the third quarter of 2024.
•
Revenue from royalty and license fees was $53.3 million in the third quarter of 2025 as compared to $74.6 million in the third quarter of 2024. The decrease in royalty and license fees was primarily the result of changes in customer mix and an out-of-period adjustment of $9.5 million.
•
Cost of material sales was $32.8 million in the third quarter of 2025 as compared to $33.2 million in the third quarter of 2024.
•
Total gross margin was 75% in the third quarter of 2025 as compared to 78% in the third quarter of 2024.
•
Operating income was $43.1 million in the third quarter of 2025 as compared to $67.0 million in the third quarter of 2024.
•
The effective income tax rate was 18.7% in the third quarter of 2025 as compared to 17.9% in the third quarter of 2024.
•
Net income was $44.0 million or $0.92 per diluted share in the third quarter of 2025 as compared to $66.9 million or $1.40 per diluted share in the third quarter of 2024.

Revenue Comparison

($ in thousands)	Three Months Ended September 30,
	2025	2024
Material sales	$82,634	$83,428
Royalty and license fees	53,317	74,590
Contract research services	3,662	3,609
Total revenue	$139,613	$161,627

Cost of Materials Comparison

($ in thousands)	Three Months Ended September 30,
	2025	2024
Material sales	$82,634	$83,428
Cost of material sales	32,817	33,172
Gross margin on material sales	49,817	50,256
Gross margin as a % of material sales	60%	60%

Financial Highlights for the First Nine Months of 2025

•
Total revenue in the first nine months of 2025 was $477.7 million as compared to $485.4 million in the first nine months of 2024.
•
Revenue from material sales was $257.4 million in the first nine months of 2025 as compared to $272.2 million in the first nine months of 2024. The decrease in material sales was primarily due to lower unit material volume and changes in customer mix.
•
Revenue from royalty and license fees was $202.6 million in the first nine months of 2025 as compared to $202.4 million in the first nine months of 2024. The increase was due to changes in customer mix, partially offset by the out-of-period adjustment of $7.1 million reflected in the third quarter of 2025.
•
Cost of material sales was $100.9 million in the first nine months of 2025 as compared to $102.8 million in the first nine months of 2024.
•
Total gross margin was 76% in the first nine months of 2025 as compared to 77% in the first nine months of 2024.
•
Operating income was $181.3 million in the first nine months of 2025 as compared to $186.3 million in the first nine months of 2024.
•
The effective income tax rate was 19.4% in the first nine months of 2025 as compared to 18.8% in the first nine months of 2024.
•
Net income was $175.7 million or $3.68 per diluted share in the first nine months of 2025 as compared to $176.1 million or $3.69 per diluted share in the first nine months of 2024.

Revenue Comparison

($ in thousands)	Nine Months Ended September 30,
	2025	2024
Material sales	$257,439	$272,154
Royalty and license fees	202,553	202,409
Contract research services	17,692	10,828
Total revenue	$477,684	$485,391

Cost of Materials Comparison

($ in thousands)	Nine Months Ended September 30,
	2025	2024
Material sales	$257,439	$272,154
Cost of material sales	100,920	102,759
Gross margin on material sales	156,519	169,395
Gross margin as a % of material sales	61%	62%

Revised 2025 Guidance

The Company now believes that 2025 revenue will be around the lower end of its previous guidance range of $650 million to $700 million.

Dividend

The Company also announced a fourth quarter cash dividend of $0.45 per share on the Company’s common stock. The dividend is payable on December 31, 2025 to all shareholders of record as of the close of business on December 17, 2025.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, November 6, 2025 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 6,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$121,609	$98,980
Short-term investments	481,366	393,690
Accounts receivable	74,214	113,648
Inventory	212,621	182,938
Other current assets	147,503	110,575
Total current assets	1,037,313	899,831
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $181,880 and $169,877	209,802	195,239
ACQUIRED TECHNOLOGY, net of accumulated amortization of $216,199 and $203,621	60,976	73,554
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $12,910 and $11,842	4,378	5,446
GOODWILL	15,535	15,535
INVESTMENTS	422,929	457,593
DEFERRED INCOME TAXES	77,339	78,320
OTHER ASSETS	119,179	106,815
TOTAL ASSETS	$1,947,451	$1,832,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,728	$36,590
Accrued expenses	42,834	46,026
Deferred revenue	23,264	33,074
Other current liabilities	7,814	9,720
Total current liabilities	108,640	125,410
DEFERRED REVENUE	1,584	537
RETIREMENT PLAN BENEFIT LIABILITY	55,703	54,450
OTHER LIABILITIES	36,718	35,411
Total liabilities	202,645	215,808
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,907,893 and 48,834,541 shares issued, and 47,542,245 and 47,468,893 shares outstanding, at September 30, 2025 and December 31, 2024, respectively	489	488
Additional paid-in capital	739,052	723,719
Retained earnings	1,045,628	934,655
Accumulated other comprehensive income (loss)	919	(1,055)
Treasury stock, at cost (1,365,648 shares at September 30, 2025 and December 31, 2024)	(41,284)	(41,284)
Total shareholders’ equity	1,744,806	1,616,525
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,947,451	$1,832,333

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE:
Material sales	$82,634	$83,428	$257,439	$272,154
Royalty and license fees	53,317	74,590	202,553	202,409
Contract research services	3,662	3,609	17,692	10,828
Total revenue	139,613	161,627	477,684	485,391
COST OF SALES	35,491	35,812	112,828	111,109
Gross margin	104,122	125,815	364,856	374,282
OPERATING EXPENSES:
Research and development	36,336	36,089	107,594	110,900
Selling, general and administrative	18,039	15,664	55,493	54,757
Amortization of acquired technology and other intangible assets	4,553	4,551	13,646	13,648
Patent costs	1,886	2,352	6,380	6,735
Royalty and license expense	170	154	401	1,928
Total operating expenses	60,984	58,810	183,514	187,968
OPERATING INCOME	43,138	67,005	181,342	186,314
Interest income, net	10,046	10,592	29,883	30,073
Other income, net	952	3,819	6,905	416
Interest and other income, net	10,998	14,411	36,788	30,489
INCOME BEFORE INCOME TAXES	54,136	81,416	218,130	216,803
INCOME TAX EXPENSE	(10,111)	(14,546)	(42,397)	(40,743)
NET INCOME	$44,025	$66,870	$175,733	$176,060
NET INCOME PER COMMON SHARE:
BASIC	$0.93	$1.40	$3.69	$3.69
DILUTED	$0.92	$1.40	$3.68	$3.69
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,554,970	47,542,114	47,571,930	47,549,976
DILUTED	47,676,500	47,669,439	47,681,477	47,644,026
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.45	$0.40	$1.35	$1.20

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$175,733	$176,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,932	19,488
Amortization of intangibles	13,646	13,648
Investment gains, net	(6,630)	(5,930)
Stock-based compensation	22,888	23,812
Deferred income tax expense (benefit)	977	(12,878)
Retirement plan expense, net of benefit payments	1,271	1,385
Decrease (increase) in assets:
Accounts receivable	39,434	52,157
Inventory	(29,683)	(163)
Other current assets	(36,928)	(39,278)
Other assets	(12,364)	(4,397)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	304	9,405
Other current liabilities	(2,406)	(1,977)
Deferred revenue	(8,763)	(9,950)
Other liabilities	1,270	(2,355)
Net cash provided by operating activities	179,681	219,027
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40,383)	(29,960)
Purchases of investments	(319,593)	(337,949)
Proceeds from sale and maturity of investments	275,000	200,768
Net cash used in investing activities	(84,976)	(167,141)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,617	1,776
Payment of withholding taxes related to stock-based compensation to employees	(9,470)	(8,251)
Cash dividends paid	(64,223)	(57,837)
Net cash used in financing activities	(72,076)	(64,312)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22,629	(12,426)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	98,980	91,985
CASH AND CASH EQUIVALENTS, END OF PERIOD	$121,609	$79,559
SUPPLEMENTAL DISCLOSURES:
Unrealized gain on available-for-sale securities	$1,789	$4,117
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	4,888	(5,573)
Cash paid for income taxes, net of refunds	53,995	60,772